SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2003

Intrepid Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-66859	59-3546446
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

3652 South Third Street, Suite 200, Jacksonville Beach, Florida 32250
(Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code:   (904) 246-3433

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 5.  Other Events.

      On June, 2 2003, Intrepid Capital Corporation (“Intrepid”), Intrepid’s wholly-owned subsidiary, Intrepid Capital Management, Inc. (“ICM”), and Forrest Travis, Intrepid’s President and Chief Executive Officer, entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Travis resigned his position as President and Chief Executive Officer of Intrepid, effective as of the date of the Employment Agreement, but will remain as Intrepid’s Chairman of the Board.

      Also effective June 2, 2003, Mark F. Travis, the President and Chief Executive Officer of ICM and previously Intrepid’s Executive Vice President, was elected President and Chief Executive Officer of Intrepid.

      The description of the Employment Agreement set forth herein is qualified in its entirety by reference to such document, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)-(b)	Financial Statements of Businesses Acquired and Pro Forma Financial Information.

None.

(c)	Exhibits.

10.1	Employment Agreement dated as of June 2, 2003 among Intrepid Capital Corporation, Intrepid Capital Management, Inc. and Forrest Travis.

99.1	Press Release.

[Signature Page Follows]

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, Intrepid Capital Corporation has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTREPID CAPITAL CORPORATION

By:	/s/ Mark F. Travis

Mark F. Travis, President and Chief Executive Officer

Dated: June 04, 2003

EXHIBIT INDEX

Exhibits.	Description.

10.1	Employment Agreement dated as of June 2, 2003 among Intrepid Capital Corporation, Intrepid Capital Management, Inc. and Forrest Travis.

99.2	Press Release.

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